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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of Lockheed Corporation (Form S-3 No. 33-49327) and in the Registration Statements of Lockheed Martin Corporation (Form S-3 No. 33-58067) pertaining to the Lockheed Martin Corporation Dividend Reinvestment and Stock Purchase Plan; (Form S-8 No. 33-58073) pertaining to the Lockheed Martin Directors Deferred Stock Plan; (Form S-8 No. 58075) pertaining to Lockheed Martin Corporation's Martin Marietta Corporation Performance Sharing Plan for Puerto Rico Employees; (Form S-8 No. 58077) pertaining to Lockheed Martin 1995 Omnibus Performance Award Plan; (Form S-8 No. 58079) pertaining to Lockheed Martin Corporation's Sandia Corporation Savings and Income Plan and Sandia Corporation Savings and Security Plan; (Form S-8 No. 33-58081) pertaining to Lockheed Martin Corporation's Lockheed Corporation Hourly Employees Savings and Stock Investment Plan Fort Worth and Abilene Divisions; (Form S-8 No. 33-58083) pertaining to Lockheed Martin Corporation's Martin Marietta Corporation Performance Sharing Plan; (Form S-8 No. 33-58085) pertaining to Lockheed Martin Corporation's Martin Marietta Corporation Savings and Investment Plan for Hourly Employees; (Form S-8 No. 33-58089) pertaining to Lockheed Martin Corporation's Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Salaried Employees, Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Hourly Employees, and Martin Marietta Energy Systems, Inc. Savings Plan for Salaried and Hourly Employees; (Form S-8 No. 33-58097) pertaining to Lockheed Martin Corporation's Lockheed Salaried Employee Savings Plan Plus, Lockheed Hourly Employee Savings Plan Plus, and Lockheed Space Operations Company Hourly Employee Investment Plan Plus; and (Form S-8) pertaining to the Post-Effective Amendment No. 1 to Registration Statement No. 33-57645 of our report dated January 31, 1995, with respect to the consolidated financial statements of Lockheed Corporation included in its Annual Report (Form 10-K) for the year ended December 25, 1994.

                                          ERNST & YOUNG LLP

Los Angeles, California
March 27, 1995